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                      Wachovia Asset Securitization, Inc.,
                       Asset-Backed Notes, Series 2002-HE1

         I, John M. Church, a Senior Vice President and Managing Director of the Structured Products Servicing Division of Wachovia Bank, National Association, certify that:

1. I have reviewed the annual report on Form 10-K, and all reports on Form 8-K containing distribution or servicing reports filed in respect of periods included in the year covered by this annual report of the Wachovia Asset Securitization 2002-HE1 Trust;

2. Based on my knowledge, the information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this annual report;

3. Based on my knowledge, the distribution or servicing information required to be provided to the Indenture Trustee by the Servicer under the Servicing Agreement for inclusion in these reports is included in these reports;

4. I am responsible for reviewing the activities performed by the Servicer under the Servicing Agreement and based upon my knowledge and the annual compliance review required under the Servicing Agreement, and except as disclosed in the reports, the Servicer has fulfilled its obligations under the Servicing Agreement; and

5. The reports disclose all significant deficiencies relating to the Servicer's compliance with the minimum servicing standards based upon the report provided by an independent public accountant, after conducting a review in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar procedure as set forth in the Servicing Agreement, that is included in these reports.

         In giving the certifications above, I have reasonably relied on information provided to me by the following party: the Retail Credit Servicing Division of Wachovia Bank, National Association.



                                          Date:  March 27,2003




                                          By: /s/ John M. Church
                                              ----------------------------------
                                              Name: John M. Church
                                              Title: Senior Vice President
                                                     and Managing Director